EXHIBIT 5.1

November 21, 2005

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY  10591

          Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

          We are counsel to Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, on or about the date hereof, covering the resale to the public of up to 50,000 shares of its common stock, $0.01 par value per share (the “Common Stock”) issuable upon exercise of options (the “Shares”) issued to Ten Pine Advisors, LLC  (“Ten Pine”) pursuant to that certain Consulting and Option Agreement between the Company and Ten Pine dated July 25, 2003 (the “Option Agreement”).

          We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Option Agreement, the Restated Certificate of Incorporation, as amended and By-Laws, as amended of the Company, certain resolution of the Board of Directors of the Company for the purpose of rendering this opinion (collectively, the “Documents”).

          In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of the Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares or their status as fully paid and nonassessable.

          Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

          Our opinion hereafter expressed is based solely upon:  (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Option Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Brown Rudnick Berlack Israels LLP

2